Exhibit 5.1

2001 ROSS AVENUE DALLAS, TEXAS 75201-2980 TEL +1 214.953.6500 FAX +1 214.953.6503 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIO DE JANEIRO RIYADH WASHINGTON

March 5, 2015

Blueknight Energy Partners, L.P.

201 NW 10th, Suite 200

Oklahoma City, Oklahoma 73103

Ladies and Gentlemen:

We have acted as counsel to Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), and Blueknight Energy Partners G.P., L.L.C., a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), with respect to certain legal matters in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Partnership with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to 1,500,000 additional common units representing limited partner interests of the Partnership (the “Common Units”) that may be issued pursuant to the General Partner’s Long-Term Incentive Plan (as amended to date, the “Plan”). At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as your counsel in the connection referred to above, we have examined the Plan, the Partnership’s Fourth Amended and Restated Agreement of Limited Partnership and the Partnership’s Amended and Restated Certificate of Limited Partnership, each as amended to date, and originals, or copies certified or otherwise identified, of partnership records of the Partnership, including minute books of the Partnership as furnished to us by the Partnership, statutes (including the Revised Uniform Limited Partnership Act of the State of Delaware) and other instruments and documents as we deemed necessary or advisable as a basis for the opinions hereinafter expressed.

In giving the opinion set forth below, we have relied, without independent investigation or verification, to the extent we deemed appropriate, upon the certificates, statements or other representations of officers or other representatives of the Partnership and public officials, with respect to the accuracy of the factual matters contained in or covered by such certificates, statements or representations. In making our examination, we have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions herein set forth, we are of the opinion that, when issued and sold from time to time in accordance with the provisions of the Plan and otherwise in accordance with the terms and conditions of the applicable award, including, if applicable the lapse of any restrictions relating thereto, the satisfaction of any performance conditions associated therewith and any requisite determinations by or pursuant to the authority of the Board of Directors of the General Partner or a duly constituted and acting committee thereof as provided therein, the Common Units will be duly authorized by all necessary partnership action on the part of the Partnership, validly issued, fully paid and nonassessable.

Blueknight Energy Partners, L.P.	- 2 -	March 5, 2015

This opinion is limited to the original issuance of Common Units by the Partnership and does not cover Common Units delivered by the Partnership out of Common Units reaquired by it.

The opinion set forth above is limited in all respects to the Revised Uniform Limited Partnership Act of the State of Delaware and federal laws of the United States, in each case as in effect on the date hereof, and no opinion is expressed herein as to matters governed by the law of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.